Exhibit 99.2

REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

YEARS ENDED DECEMBER 31, 2017 (RESTATED) AND 2016 (RESTATED)

INDEX TO THE CONSOLIDATED

FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS

REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

We have audited the accompanying consolidated financial statements of Regenerative Medicine Solutions, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Correction of Error

As discussed in Note 10 to the consolidated financial statements, certain errors in amounts previously reported as of December 31, 2017 and 2016, were discovered by management of the Company during the current year. Accordingly, amounts reported have been restated in the 2017 and 2016 consolidated financial statements now presented, and an adjustment has been made to members’ equity as of January 1, 2016 to correct the error. Our opinion is not modified with respect to that matter.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regenerative Medicine Solutions, LLC and Subsidiaries, as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Notes 7 and 9 to the consolidated financial statements, in January 2019, the Company executed a business merger with a third-party entity and transferred all of its assets and certain liabilities to that entity in exchange for stock of the third-party. The Company plans to dissolve certain legal entities including Nashville, Scottsdale, Pittsburgh, and Dallas. The remaining RMS entities remain in existence until resolution of its legal matters as described in Note 7.

SKODA MINOTTI & CO.

Tampa, Florida

March 13, 2019

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	Restated	Restated
	2017	2016
ASSETS
CURRENT ASSETS
Cash	$251,330	$778,217
Accounts receivable, net	17,431	12,523
Prepaid expenses	134,465	155,838
Total current assets	403,226	946,578

PROPERTY AND EQUIPMENT, NET	772,460	430,872

OTHER ASSETS
Patents, net	-	321,667
Related party receivable	61,485	5,953
Deposits and other assets	35,556	60,556
Total other assets	97,041	388,176

	$1,272,727	$1,765,626

LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable	$795,295	$383,054
Accrued liabilities	304,944	114,099
Treatment deposits	22,000	211,950
Deferred revenue	635,439	300,189
Other current liabilities	87,440	111,944
Total current liabilities	1,845,118	1,121,236

LINES OF CREDIT	1,100,000	-
Total liabilities	2,945,118	1,121,236

MEMBERS’ EQUITY (DEFICIT)	(1,268,454)	1,018,312

NON-CONTROLLING INTEREST	(403,937)	(373,922)

	$1,272,727	$1,765,626

The accompanying notes are an integral part of these consolidated financial statements.

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND 2016

	Restated	Restated
	2017	2016

REVENUES	$13,206,479	$13,596,102

OPERATING EXPENSES
Salaries and other benefits	6,349,791	5,892,761
Medical supplies	1,319,679	1,498,991
Advertising	3,193,359	2,850,886
General and administrative	4,270,308	4,213,963
	15,133,137	14,456,601

OPERATING LOSS	(1,926,658)	(860,499)

OTHER EXPENSES
Interest expense	4,680	48
Loss on patents	301,667	-
Loss on impairment	-	304,248
Loss on disposal of property and equipment	58,776	107,252
Loss on investment	25,000	-
	390,123	411,548

NET LOSS BEFORE NON-CONTROLLING INTEREST	(2,316,781)	(1,272,047)

NET LOSS ATTRIBUTED TO NON-CONTROLLING INTEREST	30,015	223,990

NET LOSS	$(2,286,766)	$(1,048,057)

The accompanying notes are an integral part of these consolidated financial statements.

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS CHANGES IN MEMBERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2017 AND 2016

	MEMBERS’	NON-CONTROLLING
	EQUITY (DEFICIT)	INTEREST	TOTAL

Balances at January 1, 2016	$1,969,015	$-	$1,969,015

Prior period adjustment	147,354	(149,932)	(2,578)

Redemption of members’ interest	(50,000)	-	(50,000)

Net loss (as restated)	(1,048,057)	(223,990)	(1,272,047)

Balances at December 31, 2016	1,018,312	(373,922)	644,390

Net loss (as restated)	(2,286,766)	(30,015)	(2,316,781)

Balances at December 31, 2017	$(1,268,454)	$(403,937)	$(1,672,391)

The accompanying notes are an integral part of these consolidated financial statements.

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2017 AND 2016

	Restated	Restated
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,316,781)	$(1,272,047)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Add back (deduct) items not affecting cash:
Depreciation and amortization	117,006	119,672
Amortization of goodwill	-	33,805
Amortization of patents	20,000	22,987
Change in allowance for doubtful accounts	(25,385)	-
Loss on patents	301,667	-
Loss on impairment	-	304,248
Loss on disposal of property and equipment	58,776	107,252
Loss on investment	25,000	-
Cash provided by (used in) changes in the following items:
Decrease in accounts receivable	20,477	485,001
(Increase) decrease in prepaid expenses	21,373	(41,257)
(Increase) decrease in related party receivable	(55,532)	34,641
Increase (decrease) in accounts payable	412,241	(197,057)
Increase in accrued liabilities	190,845	49,917
Increase (decrease) in treatment deposits	(189,950)	193,450
Increase in deferred revenue	335,250	300,189
Increase (decrease) in other current liabilities	(24,504)	54,711
Decrease in deferred rent	-	(44,473)
Net cash provided by (used in) operating activities	(1,109,517)	151,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(517,370)	(163,963)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	1,100,000	-
Redemption of members’ interest	-	(50,000)
Net cash provided by (used in) financing activities	1,100,000	(50,000)

NET DECREASE IN CASH	(526,887)	(62,924)

CASH - BEGINNING OF YEAR	778,217	841,141

CASH - END OF YEAR	$251,330	$778,217

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for interest	$4,680	$48

The accompanying notes are an integral part of these consolidated financial statements.

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The accompanying consolidated financial statements include the financial activities of Regenerative Medicine Solutions, LLC (“RMS”), Lung Institute, LLC (“LI”), RMS Nashville, LLC (“Nashville”), RMS Pittsburgh, LLC (“Pittsburgh”), RMS Scottsdale, LLC (“Scottsdale”), RMS Dallas, LLC (“Dallas”), State, LLC (“State”), Cognitive Health Institute Tampa, LLC (“CHI”), RMS Lung Institute Management, LLC (“RMS LI MGMT”) and the variable interest entities noted below; collectively, (the “Company”, “Companies”, or “Parent”). With the exception of State, all entities are wholly-owned by RMS. RMS owns 50% of State and is the managing and majority member. The Companies were formed in the state of Delaware on various dates from 2012 to 2017.

The Company is a healthcare medical biosciences company that is focused on regenerative medicine in humans, including research, development, and treatments that involve regenerative medicine and the use of stem cells to patients throughout the United States. LI and CHI share an office in Tampa, Florida and provide medical consulting and treatments. Nashville, Pittsburgh, Scottsdale, Dallas, and RMS LI MGMT provide general oversight, management services, personnel training and other expertise for Lung Institute locations (“LI Clinics”) not owned by the Company. State is developing software applications and programs that are centered around non-meditative states such as breath, visual, and auditory and plans to market their products to businesses.

During 2018, the Company combined the operations of the individual management entities (Nashville, Pittsburgh, Scottsdale, and Dallas) into a single management company, RMS LI MGMT.

Principles of Consolidation

Accounting principles generally accepted in the United States of America (U.S. GAAP) require that a related entity be consolidated with a company when certain conditions exist. An entity is considered to be a variable interest entity (VIE) when it has equity investors who lack the characteristics of having a controlling financial interest, or its capital is insufficient to permit it to finance its activities without additional subordinated financial support. Consolidation of a VIE by the Parent would be required if it is determined that the Parent will absorb a majority of the VIE’s expected losses or residual returns if they occur, retain the power to direct or control the VIE’s activities, or both.

The Parent has consolidated Lung Institute Dallas (“LI Dallas”), Lung Institute Nashville (“LI Nashville”), Lung Institute Pittsburgh (“LI Pittsburgh”), and Lung Institute Scottsdale (“LI Scottsdale”), as VIEs.

The accompanying consolidated financial statements include the accounts of the Parent, its wholly-owned subsidiaries, its majority owned subsidiaries, and its variable interest entities.

All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting

The Company uses the accrual method of accounting for financial statement and tax return purposes. Under this method, revenues are recognized in the period when earned and expenses are recognized when incurred.

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1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered, the fee is fixed or determinable, and collectability is reasonably assured.

The Company generally recognizes revenue at the time the patient receives treatment. For certain treatment programs that require multiple sessions, the related revenue is allocated based on the benefit received by the patient from each session. The Company has deferred recognition of revenue amounting to approximately $635,000 and $300,000 as of December 31, 2017 and 2016, respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Significant items subject to such estimates and assumptions include the valuation allowance for accounts receivable and certain accrued expenses. Actual results could differ from those estimates.

Accounts Receivable

Trade accounts receivable are stated net of an estimate made for doubtful accounts. Management evaluates the adequacy of the allowance for doubtful accounts regularly to determine if any account balances will potentially be uncollectible. Customer account balances are considered past due or delinquent based on the contractual agreement with each customer. Accounts are written off when, in management’s judgment, they are considered uncollectible. There was an allowance for doubtful accounts of approximately $25,400 at December 31, 2016. Management believes these allowances are adequate. At December 31, 2017, management believes no allowance is necessary.

Property and Equipment

Purchases of property and equipment are recorded at cost. Maintenance and repairs which do not improve the efficiency or extend the useful lives are charged to operations as incurred. Property and equipment and accumulated depreciation and amortization amounts are relieved from the accounts for retirements or dispositions and the resulting gains or losses are reflected in income.

Depreciation and amortization of property and equipment is computed using the straight-line method over the following useful lives:

Leasehold improvements	Lesser of useful life or remaining term of lease

Medical equipment	5 - 7 years
Computer software	3 - 7 years
Furniture and fixtures	5 - 7 years

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1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

Goodwill, as recorded in the accompanying consolidated balance sheets, was recorded in connection with a business acquisition the Company made in a prior year. Effective January 1, 2016, the Company adopted Accounting Standards Update 2014-02, Accounting for Goodwill (ASU 2014-02), which permits a private company to amortize goodwill, prospectively, over a period of 10 years. Amortization expense related to goodwill was $33,805 for the year ended December 31, 2016.

The Company evaluates goodwill for impairment at the entity level (or the reporting unit level) when a triggering event occurs that indicates that the fair value of the entity may be below its carrying amount. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over its fair value. During 2016, goodwill was tested for impairment and the evaluation resulted in an impairment loss of $304,248, reducing the balance to zero.

Patents

The Company acquired potential patents as the result of a business acquisition in a prior year. As of December 31, 2016, these patents were still pending and had not yet been approved by the U.S. Patent and Trademark Office. Management is amortizing the patents over 20 years beginning from the initial application date. As of December 31, 2016, these patents were recorded in the gross amount of $400,000 with accumulated amortization of $78,333 and amortization expense of $22,987 for the year ended December 31, 2016.

As of December 31, 2017, these patents were still pending approval. As a result, management has evaluated the status of the patents and the likelihood of receiving any future value from them and has determined that the patents should be written off. At December 31, 2017, the patents had a net book value of approximately $302,000 which was written off and recorded as a loss on the accompanying combined consolidated statements of operations and changes in members’ equity (deficit).

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Management evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No impairment losses, other than described above, were recorded for the years ending December 31, 2017 and 2016.

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1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was $3,193,359 and $2,850,886 for the years ended December 31, 2017 and 2016, respectively.

Concentration of Risk

The Company maintains deposits in financial institutions that at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation. The Company believes that there is no significant risk with respect to these deposits and has not experienced any losses on its deposits with financial institutions.

Income Taxes

The Companies and State, LLC are limited liability companies (LLCs) which have elected to be taxed as partnerships for federal income tax purposes. The income or loss generated by RMS and State will be passed through to the members and taxed at their individual tax rates. Therefore, no provision for income taxes is included in these consolidated financial statements.

The income or loss generated by the subsidiaries will be passed through to RMS and State and ultimately to the members of RMS and State and taxed at their individual income tax rates. Therefore, no income tax provision the subsidiaries is included in these consolidated financial statements.

New Accounting Pronouncements

On May 28 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard will be effective for the calendar year ending December 31, 2019. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases. The ASU requires all leases with lease terms more than 12 months to be capitalized as a right-of-use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance leases or operating leases. This distinction will be relevant for the pattern of expense recognition in the income statement. This ASU will be effective for the Company for the year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

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2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2017	2016

Leasehold improvements	$154,307	$154,307
Medical equipment	49,447	57,821
Computer software	552,265	86,598
Furniture and fixtures	236,507	322,743
	992,526	621,469
Less: accumulated depreciation and amortization	(220,066)	(190,597)
	$772,460	$430,872

Depreciation and amortization expense was approximately $117,000 and $120,000 for the years ended December 31, 2017 and 2016, respectively.

3.	LINES OF CREDIT

During October and December of 2017, the Company obtained two separate lines of credit with two related party lenders which provided available borrowings of up to $1,700,000 with a 6% annual interest rate. As of December 31, 2017, the Company had an outstanding balance of $1,100,000 related to these lines of credit.

During March 2018, the Company consolidated the lines of credit into one note payable to a related party entity. The new agreement allows for up to $5.2 million in borrowings including the outstanding amount at December 31, 2017 for the two lines of credit. The note payable contains a 6% annual interest rate and matures in March 2021. Payments of interest only are due quarterly beginning on June 30, 2018.

4.	PROFIT SHARING AGREEMENT

The Company has a profit sharing agreement that provides 3% of the net profits of the Company to eligible employees. A total of approximately $3,300 and $11,600 was provided for the years ended December 31, 2017 and 2016, respectively; this is included within salaries and other benefits on the consolidated statements of operations. This payment is made quarterly and has no clawback provision.

5.	OPERATING LEASES

The Company leases office space and certain office equipment under operating leases expiring in various years through 2021. The leasing arrangements contain various renewal options that are adjusted for increases in the consumer price index or agreed upon rates. A member guarantees certain leases.

Future minimum lease payments as of December 31, 2017 are as follows:

Year Ending December 31,
2018	$421,480
2019	367,245
2020	334,333
2021	53,887
$1,176,945

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6.	RELATED PARTY TRANSACTIONS

As of December 31, 2017 and 2016, the Company had amounts receivable from related parties totaling $61,485 and $5,953, respectively. These receivables are not due within 12 months and are included in other assets on the consolidated balance sheets.

The Company also had two outstanding lines of credit as of December 31, 2017, each with a member of the Company. See Note 3.

7.	LITIGATION

In the ordinary course of business, the Company is subject to, or party to, pending or threatened litigation, assessments, and claims. At December 31, 2017, and 2016, there are claims in various stages asserted against the Company. Except as noted below, all instances are in the preliminary stages. While it is not possible to predict with certainty the outcome of such matters individually or in the aggregate, management believes that the ultimate result will not have a material adverse effect on the financial position of the Company.

During January 2019, a final judgment was rendered against State regarding an outstanding payable from 2018. The judgment calls for State to pay approximately $290,000; however, State is currently non-operational due to the resignation of its Board of Directors (See Note 9), and there are no longer any decision makers remaining to resolve this matter.

8.	GOING CONCERN

The Company’s total liabilities exceeded its total assets by approximately $1,684,000 as of December 31, 2017, and the Company has incurred significant operating losses for the years ended December 31, 2017 and 2016. At December 31, 2017, the Company had a members’ deficit of approximately $1,268,000. Management of the Company has taken certain steps intended to provide additional capital and liquidity to ensure the Company’s ability to continue as a going concern. Such steps include restructuring the Company’s lines of credit subsequent to year-end to increase the borrowing limit and achieve more favorable borrowing terms. See Note 3. Additionally, on January 9, 2019, the Company executed a business merger which provided additional capital and liquidity. See Note 9. Management believes that these actions will enable the Company to continue as a going concern through the date these financial statements were available to be issued.

9.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the Independent Auditors’ Report date, the date these consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements.

In January 2018, the Company combined the operations of the individual management entities (Nashville, Pittsburgh, Scottsdale, and Dallas) into a single management company, RMS Lung Institute Management, LLC.

In March 2018, the Company consolidated its two lines of credit with related party members into one note payable. See Note 3 and Note 8.

In May 2018, the two additional members of State resigned their positions as officers of the company and relinquished their current ownership in State (which was 25% each) leaving RMS the sole member of State as of the effective date.

RMS, by majority vote of the members, made an election to be taxed as a C-Corp on June 7, 2018.

In October 2018, each Member of RMS agreed to contribute the Member’s entire interest in RMS in exchange for an equivalent Interest in RMS Shareholder, LLC (the Company’s newly created parent entity).

In January 2019, the Company executed a business merger with a third-party entity and transferred all of its assets and certain liabilities to that entity in exchange for stock of the third-party. The Company plans to dissolve certain legal entities including Nashville, Scottsdale, Pittsburgh, and Dallas. The remaining RMS entities remain in existence until resolution of its legal matters as described in Note 7.

Except as disclosed above, there were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

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10.	PRIOR PERIOD ADJUSTMENT

Certain accounts as noted below, were restated as of December 31, 2017 and 2016, to reflect account errors related to the consolidation of VIEs, deferral of revenue, and the impairment of goodwill.

	As Previously	Restated
	Reported 2017	2017
CURRENT ASSETS
Cash	$144,855	$251,330
Accounts receivable, net	178,215	17,431
Related party receivable	65,340	61,485
Prepaid expenses	129,298	134,465
	517,708	464,711

NON-CURRENT ASSETS
Property and equipment, net	$761,752	$772,460
Goodwill, net	270,443	-
	1,032,195	772,460

CURRENT LIABILITIES
Accounts payable	$683,346	$795,295
Accrued liabilities	299,548	304,944
Treatment deposits	15,500	22,000
Deferred revenue	-	635,439
Other current liabilities	55,296	87,440
	1,053,690	1,845,118

MEMBERS’ EQUITY
Members’ equity (deficit)	$(534,426)	$(1,268,454)
Non-controlling interest	(33,805)	(403,937)
	(568,231)	(1,672,391)

REVENUES	$7,198,450	$13,206,479

OPERATING EXPENSES
Salaries and other benefits	$4,872,968	$6,349,791
Medical supplies	238,441	1,319,679
Advertising	762,813	3,193,359
General and administrative	3,001,121	4,270,308
	8,875,343	15,133,137

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10.	PRIOR PERIOD ADJUSTMENT (continued)

	As Previously Reported 2016	Restated 2016
CURRENT ASSETS
Cash	$392,796	$778,217
Accounts receivable, net	378,590	12,523
Prepaid expenses	106,840	155,838
	878,226	946,578

NON-CURRENT ASSETS
Property and equipment, net	$418,604	$430,872
Goodwill, net	304,248	-
	722,852	430,872

CURRENT LIABILITIES
Accounts payable	$244,128	$383,054
Accrued liabilities	114,369	114,099
Treatment deposits	51,700	211,950
Deferred revenue	-	300,189
Other current liabilities	80,272	111,944
	490,469	1,121,236

MEMBERS’ EQUITY
Members’ equity (deficit)	$1,498,785	$1,018,312
Non-controlling interest	-	(373,922)
	1,498,785	644,390

REVENUES	$7,661,314	$13,596,102

OPERATING EXPENSES
Salaries and other benefits	$4,629,644	$5,892,761
Medical supplies	281,470	1,498,991
Advertising	735,142	2,850,886
General and administrative	2,327,988	4,213,963
Loss on impairment	-	304,248
	7,974,244	14,760,849

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